Calculation of Filing Fee Tables
S-3
M-tron Industries, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)	763,362	$ 59.00	$ 45,038,358.00	0.0001381	$ 6,219.80
Fees to be Paid	2	Other	Subscription Rights to Purchase Shares of Common Stock ("Rights")	Other	3,566,812		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 45,038,358.00		$ 6,219.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,219.80
Offering Note
[1]	(1) This prospectus supplement relates to: (a) transferable subscription rights to purchase common stock of the registrant, which subscription rights are to be issued to holders of the registrant's common stock on a pro rata basis without consideration, and (b) the shares of the registrant's common stock issuable upon the exercise of such transferable subscription rights pursuant to the rights offering. (3) Represents the estimated gross proceeds from the assumed exercise of all subscription rights.

[2]	(1) This prospectus supplement relates to: (a) transferable subscription rights to purchase common stock of the registrant, which subscription rights are to be issued to holders of the registrant's common stock on a pro rata basis without consideration, and (b) the shares of the registrant's common stock issuable upon the exercise of such transferable subscription rights pursuant to the rights offering. (2) The subscription rights are being issued without consideration. No separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the common stock underlying the subscription rights.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date